UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2019

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Item 1.01.              Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On September 27, 2019, Rigel Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into a Credit and Security Agreement, dated as of September 27, 2019 (the “Closing Date”) by and among the Company, the lenders party thereto from time to time and MidCap Financial Trust, as administrative agent and collateral agent (“Agent”) (the “Term Loan Credit Agreement”), which provides for a $60 million term loan facility.  The Term Loan Credit Agreement provides for (i) on the Closing Date, $10.0 million aggregate principal amount of term loans, (ii) at the Company’s option, until December 31, 2020, an additional $10.0 million term loan facility, (iii) at the Company’s option, until March 31, 2021, an additional $20.0 million term loan facility subject to the satisfaction of certain conditions (“Tranche Three”) and (iv) at the Company’s option, until March 31, 2022, an additional $20.0 million term loan facility subject to the satisfaction of certain conditions (“Tranche 4”) (collectively, the “Term Loans”). The Company used the proceeds of the Term Loans for general corporate purposes

The obligations under the Term Loan Credit Agreement are secured by a perfected security interest in all of the Company’s assets except for intellectual property and certain other customary excluded property pursuant to the terms of the Term Loan Credit Agreement.

The Term Loans are subject to an origination fee of 0.25% of each funded tranche of Term Loans. The Company will pay the Agent an annual administrative fee of 0.25% of the amount borrowed under the Term Loans, payable annually. The Term Loans may be prepaid in full or in part through September 27, 2020 with payment of a 2.5% prepayment premium, after which they may be prepaid in full or in part through September 27, 2021 with payment of a 1.5% prepayment premium, after which they may be prepaid in full or in part through September 27, 2022 with payment of a 1.0% prepayment premium, after which they may be prepaid in full or in part with no prepayment premium. An additional 2.5% of the amount of Terms Loans advanced by the lenders will be due upon prepayment or repayment of the Term Loans in full.

The interest rate applicable to the Term Loans is LIBOR plus 5.65%, subject to a LIBOR floor of 1.50%.  Commencing October 1, 2019, the Company initially will make interest-only payments for 24 months, followed by 36 months of amortization payments. The interest-only period will be extended to 36 months and again to 48 months upon the satisfaction of certain conditions set forth in the Term Loan Credit Agreement. All unpaid principal and accrued interest is due and payable in full no later than September 1, 2024.

The Term Loan Credit Agreement requires that the Company (i) upon both of (x) the draw of Tranche 3 or Tranche 4 and (y) cash falling below 1.25x Term Loans outstanding, maintain U.S. Tavalisse Net Revenue (as defined in the Term Loan Credit Agreement) in amounts set forth in the Term Loan Credit Agreement and (ii) upon the draw of Tranche 3 or Tranche 4, maintain cash and cash equivalents of at least $10.0 million.  The Term Loan Credit Agreement also contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions.

Events of default under the Term Loan Credit Agreement include: (i) failure by the Company to timely make payments due under the Term Loan Credit Agreement; (ii) material misrepresentations or misstatements in any representation or warranty by the Company when made; (iii) failure by the Company or its subsidiaries to comply with the covenants under the Term Loan Credit Agreement and other related agreements; (iv) certain defaults under a specified amount of other indebtedness of the Company or its subsidiaries; (v) insolvency or bankruptcy-related events with respect to the Company or any of its subsidiaries; (vi) certain undischarged judgments against the Company or its subsidiaries; (vii) certain ERISA-related events with respect to the Company or its subsidiaries above a specified amount; (viii) certain security interests or liens under the loan documents ceasing to be, or being asserted by the Company not to be, in full force and effect; (ix) the institution of criminal proceedings against the Company; (x) an event of default under the guarantee of the obligations under the Term Loan Credit Agreement; (xi) the prepayment of any subordinated debt other than as specifically permitted by the terms of such subordination; (xii) the occurrence of a Material Adverse Change (as defined in the Term Loan Credit Agreement); (xiii) certain adverse actions by the FDA or DEA with respect to certain products or which could be reasonably expected to result in a Material Adverse Change (as defined in the Term Loan Credit Agreement); (xiv) a default or material breach under certain specified material contracts and (xv) any loan document ceasing to be, or any challenge or assertion by the Company that such loan document is not, in full force and effect. If one or more events of default occurs and continues beyond any applicable cure period, the Agent may, with the consent of the lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such lenders, terminate the commitments of the lenders to make further loans and declare all of the obligations of the Company under the Term Loan Credit Agreement to be immediately due and payable.

The foregoing description of the Term Loan Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, a copy of which will be filed as an Exhibit to the Company’s next quarterly report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03. Material Modifications to Rights of Security Holders

The information in Item 1.01 above is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2019		RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary